UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2012

Commission File Number	Registrant, State of Incorporation; Address; Telephone Number	I.R.S. Employer Identification Number

001-14759	DRIVETIME AUTOMOTIVE GROUP, INC. (A Delaware Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0721358

333-169730	DT ACCEPTANCE CORPORATION (An Arizona Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	82-0587346

333-169730-05	DT CREDIT COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0677984

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2012, DriveTime Automotive Group, Inc. (“DTAG”) and DriveTime Acceptance Corporation (“DTAC”), through DTAC’s wholly-owned subsidiaries, DT Warehouse II, LLC (“DT Warehouse II”), and DT Credit Company, LLC (“DTCC”), entered into the Amended and Restated Loan and Servicing Agreement (the “Amended and Restated Loan Agreement”), amending and restating the Loan and Servicing Agreement, dated May 10, 2010, by and among DT Warehouse II, as Borrower, DTCC, as Servicer, Wells Fargo Bank, National Association, as Paying Agent and Securities Intermediary and Santander Consumer USA Inc. (“SCUSA”), as Lender and Backup Servicer (the “Loan Agreement”). This Loan Agreement is referred to in our financial reports as the portfolio residual facility with SCUSA.

The Amended and Restated Loan Agreement amends the following in the Loan Agreement:

(i) extends the maturity of the Loan and Servicing Agreement from September 25, 2013 to December 31, 2019;

(ii) decreases the interest rate;

(iii) provides for the ability of Borrower to obtain borrowing base credit if certain thresholds are met; and

(iv) provides for the ability of the Borrower to re-borrow $100,000,000 of term loan credit that had been previously paid off.

The foregoing description of the Amended and Restated Loan Agreement and the Loan Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Loan Agreement, which will be filed as an exhibit to DTAG’s and DTAC’s next Annual Report on Form 10-K and the Loan Agreement, which is filed as Exhibit 10.13 to Amendment No. 7 to the Form S-4 Registration Statement filed on April 27, 2011 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	DRIVETIME AUTOMOTIVE GROUP, INC.

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: January 7, 2013	DT ACCEPTANCE CORPORATION

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: January 7, 2013	DT CREDIT COMPANY, LLC

	By:	/s/ Raymond C. Fidel
Raymond C. Fidel
President and Manager